                      HATTERAS MULTI-STRATEGY FUND I, L.P.

                                    EXHIBIT D

         ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

                   YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

                      HATTERAS MULTI-STRATEGY FUND I, L.P.

                   Tendered Pursuant to the Offer to Purchase
                               Dated June 26, 2008

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                     RECEIVED BY UMB FUND SERVICES, INC. BY,
            12:00 MIDNIGHT, EASTERN STANDARD TIME, ON JULY 25, 2008,
                          UNLESS THE OFFER IS EXTENDED.

                Complete This Notice of Withdrawal And Return To:

                      Hatteras Multi-Strategy Fund I, L.P.,
                           c/o UMB Fund Services, Inc.
                                  P.O. Box 2175
                            Milwaukee, WI 53201-2175

                      Attention: Tender Offer Administrator
                              Phone: (800) 504-9070
                               Fax: (816) 860-3138


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                      HATTERAS MULTI-STRATEGY FUND I, L.P.

Ladies and Gentlemen:

     The undersigned wishes to withdraw the tender of its limited partnership interest in Hatteras Multi-Strategy Fund I, L.P. (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

     Such tender was in the amount of:

          [ ]  The undersigned's entire limited partnership interest.

          [ ] A portion of the undersigned's limited partnership interest expressed as a specific dollar value.

          $_____________________

     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS                FOR OTHER INVESTORS:
AND JOINT TENANTS:


-------------------------------------   ----------------------------------------
Signature                               Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


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Print Name of Investor                  Signature
                                        (SIGNATURE OF OWNER(S) EXACTLY AS
                                        APPEARED ON SUBSCRIPTION AGREEMENT)


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Joint Tenant Signature if necessary     Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


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Print Name of Joint Tenant              Co-signatory if necessary (SIGNATURE OF
                                        OWNER(S) EXACTLY AS APPEARED ON
                                        SUBSCRIPTION AGREEMENT)


                                        ----------------------------------------
                                        Print Name and Title of Co-signatory

Date:
      ----------------


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